Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS

FISCAL 2021 SECOND QUARTER RESULTS

New York State Announces Re-Opening Plan for Arenas

Madison Square Garden Arena to Welcome Back Approximately 2,000 Fans for February 23rd Knicks game

Will Represent First Event with Fans at The Garden Since March 2020

NEW YORK, N.Y., February 12, 2021 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment”) today reported financial results for the fiscal second quarter ended December 31, 2020.

During the fiscal 2021 second quarter, the Madison Square Garden Arena (“The Garden”) began hosting New York Knicks home games without fans in attendance - marking the first events at The Garden since all of the Company’s performance venues were closed in March 2020 due to the COVID-19 pandemic. Aside from these games and certain other limited exceptions, the Company’s performance venues remained closed during the fiscal 2021 second quarter. In addition, TAO Group Hospitality’s venues are either closed or operating with significant restrictions due to regulatory requirements.

Subsequent to the end of the fiscal 2021 second quarter, New York State announced that New York City restaurants can resume indoor dining starting today and New York arenas with capacities of over 10,000 people can re-open beginning February 23, 2021, both with limited capacities.

The COVID-19 pandemic materially impacted the Company’s financial results for the fiscal 2021 second quarter as the Company reported revenues of $23.1 million, a decrease of 94% as compared with the prior year quarter.(1)(2) In addition, the Company reported an operating loss of $112.5 million and an adjusted operating loss of $64.0 million for the fiscal 2021 second quarter, as compared to operating income of $69.6 million and adjusted operating income of $108.5 million in the prior year quarter.(3)

Executive Chairman and CEO James L. Dolan said, “We are excited by the start of live entertainment returning to New York, with Governor Cuomo’s decision to re-open indoor dining in New York City and arenas across the state, both at limited capacities. We believe this represents another important step on the road to a full and safe re-opening of our venues and a return to normal operations. We know there continues to be significant pent-up demand for live entertainment and we remain confident in the strength of our business and the long-term outlook for our Company.”

Segment Results for the Three and Six Months Ended December 31, 2020 and 2019:

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenues
Entertainment	$12.7	$325.4	$(312.7)	(96)%	$20.2	$445.0	$(424.8)	(95)%
Tao Group Hospitality	10.5	69.1	(58.6)	(85)%	17.7	127.7	(110.0)	(86)%
Other(4)	—	(0.4)	0.4	NM	(0.4)	(0.7)	0.3	41%

Total Revenues	$23.1	$394.1	$(370.9)	(94)%	$37.5	$572.0	$(534.5)	(93)%

Operating Income (Loss)
Entertainment	$(97.1)	$67.1	$(164.2)	NM	$(207.7)	$(0.3)	$(207.4)	NM
Tao Group Hospitality	(11.2)	7.5	(18.7)	NM	(22.4)	10.8	(33.3)	NM
Other(4)	(4.3)	(5.0)	0.8	16%	(9.0)	(9.1)	0.1	1%

Total Operating Income (Loss)	$(112.5)	$69.6	$(182.1)	NM	$(239.1)	$1.4	$(240.6)	NM

Adjusted Operating Income (Loss)
Entertainment	$(55.3)	$98.6	$(153.9)	NM	$(113.5)	$63.0	$(176.6)	NM
Tao Group Hospitality	(8.4)	9.9	(18.3)	NM	(17.5)	15.5	(33.0)	NM
Other(4)	(0.3)	(0.1)	(0.2)	(251)%	(0.5)	(0.2)	(0.4)	(250)%

Total Adjusted Operating Income (Loss)	$(64.0)	$108.5	$(172.4)	NM	$(131.6)	$78.3	$(210.0)	NM

Note: Does not foot due to rounding

(1)

Financial results for the three and six months ended December 31, 2019 are presented in accordance with accounting requirements for the preparation of carve-out financial statements, reflecting the results of the entertainment businesses previously owned and operated by MSG Sports through its MSG Entertainment business segment, as well as the sports bookings business previously owned and operated by MSG Sports through its MSG Sports business segment. These results do not include the impact of intercompany agreements between the Company and MSG Sports, which were effective as of the date of the spin-off (April 17, 2020) and may not reflect the level of expenses that would have been incurred by the Company had it been a stand-alone company for the period presented.

(2)	Fiscal 2020 operating results include the results for the Forum which was sold on May 1, 2020.
(3)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(4)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

Entertainment

For the fiscal 2021 second quarter, Entertainment segment revenues of $12.7 million decreased 96%, or $312.7 million, as compared with the prior year quarter, primarily reflecting the impact of the COVID-19 pandemic. This included a decrease in revenues of $122.8 million due to the cancellation of the 2020 run of the Christmas Spectacular Starring the Radio City Rockettes. The continued closure of the Company’s venues led to decreases of $102.9 million in event-related revenues, $36.1 million in suite license fee revenues and $26.9 million in venue-related signage and sponsorship revenues. In addition, the prior year quarter included $21.3 million in revenues from the Forum, which was sold in May 2020.

Fiscal 2021 second quarter direct operating expenses of $23.4 million decreased 86%, or $144.8 million, as compared with the prior year quarter, primarily reflecting the impact of the COVID-19 pandemic. The absence of events in the quarter led to decreases of $55.5 million in event-related expenses at the Company’s venues, $47.6 million in expenses related to the Christmas Spectacular production, $24.1 million in suite license expenses and $23.6 million in venue-related signage and sponsorship expenses. In addition, the prior year quarter included $11.2 million in direct operating expenses from the Forum. These decreases were partially offset by other net increases of $17.3 million, primarily related to the absence of venue-operating cost carve-out adjustments in the prior year period (see note 1 on previous page).

Fiscal 2021 second quarter selling, general and administrative expenses of $65.7 million decreased 5%, or $3.1 million, as compared with the prior year quarter, primarily due to a $4.6 million decrease in professional fees associated with litigation and MSG Sphere content development, partially offset by an increase of $0.9 million in employee compensation and related benefits.

Fiscal 2021 second quarter operating income decreased $164.2 million to a loss of $97.1 million and adjusted operating income decreased $153.9 million to a loss of $55.3 million, both as compared to the prior year quarter. This primarily reflects the decrease in revenues, partially offset by lower direct operating expenses and, to a lesser extent, lower selling, general and administrative expenses.

Tao Group Hospitality

For the fiscal 2021 second quarter, Tao Group Hospitality segment revenues of $10.5 million decreased 85%, or $58.6 million, as compared to the prior year quarter, primarily reflecting the impact of the COVID-19 pandemic. Capacity restrictions at re-opened entertainment dining and nightlife venues reduced revenues by $34.3 million, while the continued closure of certain venues reduced revenues by $19.7 million.

Fiscal 2021 second quarter direct operating expenses of $11.0 million decreased 73%, or $30.2 million, as compared to the prior year quarter, primarily as a result of the COVID-19 pandemic. Employee compensation and related benefits decreased $12.3 million, primarily due to a reduction in Tao Group Hospitality’s venue staff at re-opened venues and the elimination of venue staff at closed venues. The cost of food and beverage and venue entertainment decreased $11.4 million, primarily resulting from the impact of capacity restrictions at re-opened venues and the continued closure of certain venues. In addition, rent expense decreased $2.8 million, which includes the impact of rent concessions received from landlords as a result of the pandemic.

Fiscal 2021 second quarter selling, general and administrative expenses of $9.1 million decreased 49%, or $8.9 million, as compared to the prior year quarter. This primarily reflects a $3.2 million decrease in marketing costs and a $1.9 million decrease in employee compensation and related benefits as well as other net decreases.

Fiscal 2021 second quarter operating income decreased by $18.7 million to a loss of $11.2 million and adjusted operating income decreased by $18.3 million to a loss of $8.4 million, both as compared to the prior year quarter. This primarily reflects the decrease in revenues, partially offset by lower direct operating expenses and, to a lesser extent, lower selling, general and administrative expenses.

Other Matters

In December 2020, the Company announced that it had assumed the role of construction manager for MSG Sphere in Las Vegas and that AECOM had transitioned from general contractor to supporting MSG Sphere with a new services agreement that facilitates AECOM’s continued involvement through the project’s completion. The Company believes this change will provide it with greater transparency and control over the construction process, while enabling it to continue benefiting from AECOM’s expertise.

The Company has assembled a world-class team of construction management professionals who are now directing all aspects of the project. This includes strategic planning, the construction timeline, and management of all subcontractors, as well as oversight of 30 seconded AECOM employees who continue to support key areas of the project.

Current construction work is focused on finishing all superstructure concrete pours, which includes completing stair and elevator cores and the venue’s proscenium wall. Steel for the remaining exterior ring beams and inboard decks will then be placed, and the Company anticipates starting to build the steel frame for the venue’s roof in the coming months.

As previously disclosed, due to challenges stemming from the COVID-19 pandemic, the company revised its construction schedule for MSG Sphere in Las Vegas, providing for a substantially reduced spend in fiscal 2021 and a lengthened timetable that enables the Company to better preserve cash in the near-term.

MSG Sphere is a complex construction project that has become even more challenging due to the global impact of COVID-19. The Company announced on February 7, 2020 a project cost estimate, inclusive of core technology and soft costs, of approximately $1.66 billion. Relative to this cost estimate, the Company’s actual construction costs for MSG Sphere incurred through December 31, 2020 were approximately $645 million. This cost estimate is subject to uncertainty given the complexity of the project, the more than two years remaining until the venue’s planned opening and the ongoing impact of the global pandemic. The Company remains committed to bringing MSG Sphere to Las Vegas and expects to open the venue in calendar 2023.

About Madison Square Garden Entertainment Corp.

Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment experiences. The Company presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; and The Chicago Theatre. MSG Entertainment is also building a new state-of-the-art venue in Las Vegas, MSG Sphere at The Venetian, and has announced plans to build a second MSG Sphere in London, pending necessary approvals. In addition, the Company features the original production – the Christmas Spectacular Starring the Radio City Rockettes – and through Boston Calling Events, produces the Boston Calling Music Festival. Also under the MSG Entertainment umbrella is Tao Group Hospitality, with entertainment dining and nightlife brands including Tao, Marquee, Lavo, Avenue, Beauty & Essex and Cathédrale. More information is available at www.msgentertainment.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before (i) adjustments to remove the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) amortization for capitalized cloud computing arrangement costs, (iv) share-based compensation expense or benefit, (v) restructuring charges or credits, and (vi) gains or losses on sales or dispositions of businesses and associated settlements, which is referred to as adjusted operating income (loss), a non-GAAP measure. In addition to excluding the impact of the items discussed above, the impact of purchase accounting adjustments related to business acquisitions is also excluded in evaluating the Company’s consolidated adjusted operating income (loss). We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We believe that given the length of the Arena License Agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 6 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns EVP and Chief Communications Officer Madison Square Garden Entertainment Corp. (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgentertainment.com

Conference call dial-in number is 888-421-7163 / Conference ID Number 2326248

Conference call replay number is 855-859-2056 / Conference ID Number 2326248 until February 19, 2021

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Revenues	$23,137	$394,072	$37,515	$572,035
Direct operating expenses	35,464	210,194	69,623	341,716
Selling, general and administrative expenses	74,950	86,854	135,275	174,621
Depreciation and amortization	23,875	27,434	50,457	54,254
Restructuring charges	1,372	—	21,299	—

Operating income (loss)	(112,524)	69,590	(239,139)	1,444
Other income (expense):
Loss in equity method investments	(1,568)	(1,170)	(3,264)	(2,643)
Interest income	349	6,268	644	13,583
Interest expense	(7,675)	(144)	(8,084)	(1,249)
Miscellaneous income (loss), net	(7,362)	9,355	26,862	16,386

Income (loss) from operations before income taxes	(128,780)	83,899	(222,981)	27,521
Income tax expense	(323)	(1,255)	(486)	(1,440)

Net income (loss)	(129,103)	82,644	(223,467)	26,081
Less: Net income (loss) attributable to redeemable noncontrolling interests	(3,342)	885	(7,231)	249
Less: Net income (loss) attributable to nonredeemable noncontrolling interests	(902)	453	(1,532)	493

Net income (loss) attributable to Madison Square Garden Entertainment Corp.’s stockholders	$(124,859)	$81,306	$(214,704)	$25,339

Basic and diluted income (loss) per common share attributable to Madison Square Garden Entertainment Corp.’s stockholders	$(5.17)	$3.39	$(8.91)	$1.06
Basic and diluted weighted-average number of common shares outstanding	24,146	23,992	24,108	23,992

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Non-cash portion of arena license fees from MSG Sports. This adjustment removes the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports.

•

Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the MSG Entertainment Employee Stock Plan, MSG Sports Employee Stock Plan and Non-Employee Director Plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s full-time workforce reductions.

•

Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Operating income (loss)	$(112,524)	$69,590	$(239,139)	$1,444
Non-cash portion of arena license fees from MSG Sports	(1,176)	—	(1,176)	—
Share-based compensation	23,562	10,373	35,091	20,458
Depreciation and amortization(1)	23,875	27,434	50,457	54,254
Restructuring charges	1,372	—	21,299	—
Other purchase accounting adjustments	924	1,068	1,848	2,188

Adjusted operating income (loss)	$(63,967)	$108,465	$(131,620)	$78,344

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SEGMENT RESULTS

(Dollars in thousands)

(Unaudited)

BUSINESS SEGMENT RESULTS

	Three Months Ended December 31, 2020
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$12,669	$10,491	$(23)	$23,137
Direct operating expenses	23,409	10,980	1,075	35,464
Selling, general and administrative expenses	65,730	9,131	89	74,950
Depreciation and amortization	19,246	1,563	3,066	23,875
Restructuring charges	1,372	—	—	1,372

Operating loss	$(97,088)	$(11,183)	$(4,253)	$(112,524)
Reconciliation to adjusted operating loss:
Non-cash portion of arena license fees from MSG Sports	(1,176)	—	—	(1,176)
Share-based compensation	22,374	1,188	—	23,562
Depreciation and amortization(1)	19,246	1,563	3,990	24,799
Restructuring charges	1,372	—	—	1,372

Adjusted operating loss	$(55,272)	$(8,432)	$(263)	$(63,967)

	Three Months Ended December 31, 2019
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$325,370	$69,104	$(402)	$394,072
Direct operating expenses	168,241	41,159	794	210,194
Selling, general and administrative expenses	68,869	18,038	(53)	86,854
Depreciation and amortization	21,128	2,411	3,895	27,434

Operating income (loss)	$67,132	$7,496	$(5,038)	$69,590
Reconciliation to adjusted operating income (loss):
Share-based compensation	10,373	—	—	10,373
Depreciation and amortization(1)	21,128	2,411	4,963	28,502

Adjusted operating income (loss)	$98,633	$9,907	$(75)	$108,465

(1)	Depreciation and amortization includes other purchase accounting adjustments of $924 and $1,068 for the three months ended December 31, 2020 and 2019 respectively.
(2)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SEGMENT RESULTS (Continued)

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31, 2020
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$20,224	$17,712	$(421)	$37,515
Direct operating expenses	47,024	20,808	1,791	69,623
Selling, general and administrative expenses	118,380	16,734	161	135,275
Depreciation and amortization	41,260	2,609	6,588	50,457
Restructuring charges	21,299	—	—	21,299

Operating loss	$(207,739)	$(22,439)	$(8,961)	$(239,139)
Reconciliation to adjusted operating loss:
Non-cash portion of arena license fees from MSG Sports	(1,176)	—	—	(1,176)
Share-based compensation	32,807	2,284	—	35,091
Depreciation and amortization(1)	41,260	2,609	8,436	52,305
Restructuring charges	21,299	—	—	21,299

Adjusted operating loss	$(113,549)	$(17,546)	$(525)	$(131,620)

	Six Months Ended December 31, 2019
	Entertainment	Tao Group Hospitality	Other(2)	Total
Revenues	$445,022	$127,721	$(708)	$572,035
Direct operating expenses	263,201	76,826	1,689	341,716
Selling, general and administrative expenses	139,218	35,462	(59)	174,621
Depreciation and amortization	42,915	4,590	6,749	54,254

Operating income (loss)	$(312)	$10,843	$(9,087)	$1,444
Reconciliation to adjusted operating income (loss):
Share-based compensation	20,430	28	—	20,458
Depreciation and amortization(1)	42,915	4,590	8,937	56,442

Adjusted operating income (loss)	$63,033	$15,461	$(150)	$78,344

(1)	Depreciation and amortization includes other purchase accounting adjustments of $1,848 and $2,188 for the six months ended December 31, 2020 and 2019, respectively.
(2)	Includes inter-segment eliminations and, for operating income (loss), purchase accounting adjustments.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2020	June 30, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,451,352	$906,555
Restricted cash	26,207	17,749
Short-term investments	—	337,192
Accounts receivable, net	73,711	57,184
Net related party receivables	31,170	23,062
Prepaid expenses	56,066	62,127
Other current assets	23,787	22,633

Total current assets	1,662,293	1,426,502
Investments in nonconsolidated affiliates	49,626	52,622
Property and equipment, net	1,837,072	1,646,115
Right-of-use lease assets	198,464	220,328
Amortizable intangible assets, net	144,658	150,426
Indefinite-lived intangible assets	63,801	63,801
Goodwill	74,309	74,309
Other assets	91,616	85,103

Total assets	$4,121,839	$3,719,206

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	December 31, 2020	June 30, 2020
	(Unaudited)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$4,952	$17,258
Net related party payables, current	16,428	18,418
Current portion of long-term debt, net of deferred financing costs	5,115	5,429
Accrued liabilities:
Employee related costs	50,977	68,837
Other accrued liabilities	114,326	125,452
Operating lease liabilities, current	54,963	53,388
Collections due to promoters	19,876	31,879
Deferred revenue	205,641	189,308

Total current liabilities	472,278	509,969
Long-term debt, net of deferred financing costs	649,445	28,126
Operating lease liabilities, noncurrent	155,440	174,219
Defined benefit and other postretirement obligations	25,103	26,132
Other employee related costs	13,481	15,591
Collections due to promoters, noncurrent	5,179	—
Deferred tax liabilities, net	12,927	12,450
Other liabilities	78,138	78,279

Total liabilities	1,411,991	844,766

Redeemable noncontrolling interests	14,543	20,600
Madison Square Garden Entertainment Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,613 and 19,493 shares outstanding as of December 31, 2020 and June 30, 2020, respectively	196	195
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2020 and June 30, 2020	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2020 and June 30, 2020	—	—
Additional paid-in capital	2,782,042	2,751,318
Retained earnings	(72,768)	141,936
Accumulated other comprehensive loss	(25,381)	(51,857)

Total Madison Square Garden Entertainment Corp. stockholders’ equity	2,684,134	2,841,637
Nonredeemable noncontrolling interests	11,171	12,203

Total equity	2,695,305	2,853,840

Total liabilities, redeemable noncontrolling interests and equity	$4,121,839	$3,719,206

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31,
	2020	2019
Net cash (used in) provided by operating activities	$(215,632)	$103,758
Net cash provided by (used in) investing activities	146,682	(129,606)
Net cash provided by (used in) financing activities	614,410	(40,885)
Effect of exchange rates on cash, cash equivalents and restricted cash	7,795	1,693

Net increase (decrease) in cash, cash equivalents and restricted cash	553,255	(65,040)
Cash, cash equivalents and restricted cash at beginning of period	924,304	1,092,065

Cash, cash equivalents and restricted cash at end of period	$1,477,559	$1,027,025